SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Act of 1934


                             September 11, 1997
              ________________________________________________
              Date of Report (Date of earliest event reported)



                     CONTROLLED ENVIRONMENT AQUACULTURE
                              TECHNOLOGY, INC.
              ________________________________________________
           (Exact name of registrant as specified in its charter)



Colorado                  0-25868              84-1293167
________________________________________________
(State or other       (Commission              I.R.S.Employer
jurisdiction           File Number)   Identification No.)
of incorporation)



CEA TECH USA, Inc.
7 Waterfront Plaza, Suite 400
500 Ala Moana Blvd.
Honolulu, HI                                          96813
__________________________________________________________
(Address of Principal Office)                 (Zip Code)

(808)521-1801
__________________________________________________________
Issuer's telephone number, including area code

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING
ACCOUNTANT

(a) DISMISSAL OF PRINCIPAL INDEPENDENT ACCOUNTANT.

        In a previous report on Form 8-K dated July 31, 1997, the registrant reported that Grant Thornton, LLP, Certified Public Accountants, 1132 Bishop Street, Suite 1000, Honolulu, Hawaii 96813-2830, had been dismissed as the independent accountant engaged to audit the registrant's financial statements, effective as of July 31, 1997. In that report, the registrant also reported that Singer, Lewak, Greenbaum
& Goldstein, of 10960 Wilshire Blvd., Suite 1100, Los Angeles,
California 90024 had been engaged as the Company's new independent accountant.

        Subsequent to the date of July 31, 1997 report on Form 8-K, the registrant and Singer, Lewak, Greenbaum & Goldstein mutually agreed not to execute an engagement letter. As a result, notwithstanding the information contained in the July 31, 1997 report on Form 8-K, Singer, Lewak, Greenbaum & Goldstein was not engaged as the Company's new independent accountant.

        The registrant has previously filed all required information regarding the dismissal of Grant Thornton, LLP, as the independent accountant engaged to audit the registrant's financial statements. This includes the required letter from Grant Thornton, LLP, regarding disagreements on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Company reported in its 8-K filing which incorporated the letter from Grant Thornton, LLP, its belief that the letter from Grant Thornton, LLP, does not, in many respects, accurately state the facts, and that its belief that the letter was issued by Grant Thornton, LLP, primarily as a result of the fact that there is an on-going billing dispute between the parties.

(b) ENGAGEMENT OF NEW PRINCIPAL ACCOUNTANT.

        The registrant has engaged a new independent accountant as the principal accountant to audit the registrant's financial statements. The registrant's new principal accountant is Carpenter Kuhen & Sprayberry, 300 Esplanade Drive, Suite 250, Oxnard, California 93030 and the date of the engagement was September 11, 1997. The registrant has not previously consulted its newly engaged independent auditor on any matters.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CONTROLLED ENVIRONMENT AQUACULTURE TECHNOLOGY,
INC.



/s/ __________________________________________
J. A. Garcia, President             9/15/97
(Signature)                                   (Date)